Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces First Quarter 2015 Results

-Revenue Up 60%, EBITDA Up 116% Over Comparative Period-

MILTON, ONTARIO – May 12, 2015 - Tribute Pharmaceuticals Canada Inc. (TSXV:TRX or OTCQX:TBUFF) ("Tribute" or the "Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S., today announced its operational and financial results for the first quarter ended March 31, 2015. Unless otherwise indicated, all dollar amounts included herein are stated in Canadian dollars.

The Company's financial statements and management report are available at www.sedar.com, www.sec.gov and at www.tributepharma.com.

Financial Results Highlights

(in C$)	Three Months Ended March 31, 2015 (% Change)		Three Months Ended March 31, 2014
Revenue	$5,592,297	(+60.1%)	$3,493,554
Gross profit	$3,564,987	(+105.5%)	$1,734,647
EBITDA1:	$239,100	(+116.1%)	$(1,727,100)
Loss from operations:	$(382,600	) (+78.5%)	$(1,778,400)
1.	See below note regarding Non-GAAP financial measures.

“These solid results culminate the successful integration of the four Novartis products into our growing product portfolio with strong organic growth from our existing products with Cambia leading the way,” said Rob Harris, Chief Executive Officer of Tribute Pharma, “This integration has driven the financial growth of Tribute’s top and bottom lines and represents our strategy of completing transactions which we believe will have a significant financial impact. We remain focused on continuing to grow our business in 2015 through organic sales growth with our Canadian sales force, future acquisitions in both Canada and the U.S. and longer-term through our rights to bilastine, a product widely approved globally for allergic rhinitis and hives.”

The First Quarter Operational Highlights:

●
IMS Health, an audited third party provider of sales data, reported a 10.8% increase in total prescriptions written for Cambia® during the three months ended March 31, 2015 compared to the three months ended December 31, 2014, or a 106.0% increase when comparing Q1 2015 and Q1 2014.

●
On March 19, 2015, Tribute announced that holders of 5,431,250 or 90.1%, of the Series A Warrants issued in connection with the Company’s 2013 unit financing, 2,656,250 or 48.9%, is represented by officers and directors of the Company,  were exercised prior to their expiry resulting in proceeds to the Company of US$2,715,600. Subsequent to quarter end, 305,000 common shares were issued by the Company on the exercise of 305,000 common share purchase warrants exercised at an exercise price of $0.90 per common share, for aggregate proceeds of $274,500.

●
On April 20, 2015, the Company was added to the S&P/TSX Venture Select Index. The S&P/TSX Venture Select Index measures the combined performance of constituents in the S&P/TSX Venture Composite Index that meet specific market capitalization and liquidity criteria. Tribute was one of eight TSX Venture Exchange companies added to the S&P/TSX Venture Select Index.

The First Quarter Financial Results:

Three Month Period Ending March 31, 2015

Total revenues from all sources was $5,592,300 which increased by 60.1% or $2,098,700, compared to $3,493,600 for the same period in the prior year. The increase in sales between the corresponding periods was attributable to an increase in licensed domestic product net sales of $244,700 or 10.8% and other domestic product sales of $1,866,800 or 254.1%.

Excluding non-operating expenses of $4,798,900, loss from operations was $382,600 for the period. This compares to a loss from operations of $1,778,400 for the same period last year, which represents an improvement in the operational loss of $1,395,800 or 78.5%. Income from operations excluding amortization was $239,100 compared to a loss in the same period in the prior year of $1,488,000, which represents an improvement of $1,727,100 or 116.1%.

Gross profit for the period was $3,565,000, higher by 105.5% or $1,830,300, compared to the same period in the prior year. Underlying improvements in gross profit for the three month period were due primarily to an increase in licensed domestic product net sales of $205,700 and an increase in domestic product sales and international product sales of $1,643,100.

The net loss before tax was $5,181,500 compared to a net loss before tax of $3,288,200 for the same period in the prior year.  This equates to a loss of $0.05 per share compared to a loss of $0.06 per share for the same period in the prior year. Contributing factors include:

●      Increased gross profit of $1,830,300 or 105.5%, due to higher revenues of $2,098,700;

●      An increase in selling, general and administrative expenses of $103,300 or 3.2%;

●      An increase in amortization of assets of $331,300;

●      An increase in expense related to the revaluation of warrants of $1,283,800 (non-cash);

●      Loss on unrealized foreign exchange on debt of $1,433,400 (non-cash);

●      An increase in interest expense net of interest income of $328,900.

The Company’s cash and cash equivalents position amounted to $5,550,800 at March 31, 2015, compared to $3,505,800 at December 31, 2014.

As at May 11, 2015, there were 100,607,488 common shares issued and outstanding, 7,864,307 stock options outstanding and 36,545,087 common share purchase warrants outstanding.

Conference Call Notification

Tribute will host a conference call on May 12, 2015 at 9:00 AM EDT to review and discuss the Company's results for its first quarter ended March 31, 2015. To join the conference call, use the dial-in information below. When prompted, ask for the "Tribute Pharmaceuticals Call."

Conference Line Dial-In (Canada & U.S.): (Toll free) 877-407-0782

International Dial-In: 201-689-8567

Webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=174022

About Tribute Pharmaceuticals Canada Inc.

Tribute is a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada and the U.S. markets.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Fiorinal®, Fiorinal® C, Visken®, Viskazide® and Collatamp® G in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships. Tribute also has the exclusive U.S. rights to develop and commercialize Bezalip® SR in the U.S. and has the exclusive right to sell bilastine, a product licensed from Faes Farma for the treatment of allergic rhinitis and chronic idiopathic urticaria (hives), in Canada. The exclusive license is inclusive of prescription and non-prescription rights for bilastine, as well as adult and pediatric presentations in Canada. This product is subject to receiving Canadian regulatory approval.

Non-GAAP Financial Measures

In this news release, Tribute has used the term earnings before interest, taxes, depreciation and amortization ("EBITDA"), which is a non-GAAP financial measure. For the purposes of calculating EBITDA, the Company has excluded the effect of foreign currency on the Company's debt. Management believes that EBITDA provides useful information to investors as it is an important indicator of the issuer's ability to generate liquidity through cash flow from operating activities, and is also used by investors and analysts for assessing financial performance and for the purpose of valuing an issuer, including calculating financial and leverage ratios. EBITDA does not have any standardized meaning under United States generally accepted account principles ("GAAP") and should not, therefore, be considered in isolation or used as a substitute for measures of performance prepared in accordance with GAAP. Other issuers may calculate this non-GAAP measure differently. Investors should be cautioned that this measure should not be construed as an alternative to net earnings, cash flow from operating activities or other measures of financial results determined in accordance with GAAP as an indicator of Tribute's performance.  The measure calculated in accordance with GAAP that is most directly comparable to EBITDA is Income from Operations less Amortization.  For the three months period ended March 31, 2015 the Income from Operations was ($382,558) and the Amortization was $621,623 with Income from Operations less Amortization amounting to $239,065.

Forward-Looking Statements

This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results. Such statements include, but are not limited to, the outlook in 2015 and beyond for Tribute and the expected strong organic growth from existing products by our Canadian sales force, future acquisitions in both Canada and the United States and longer term and longer term through our rights to bilastine in Canada. Forward-looking statements, by their nature, are subject to risks and uncertainties. Tribute's actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, any of which could cause actual results to vary materially from current results or anticipated future results, including but not limited to, those risks and uncertainties disclosed under the heading "Risk Factors" of the Company's annual report on Form 10-K for the fiscal year ended December 31, 2014 and its other filings filed with the United States Securities and Exchange Commission and Canadian securities regulatory authorities which are available online at www.sec.gov and at www.sedar.com, respectively.  Accordingly, readers should not place undue reliance on forward-looking statements Tribute assumes no obligation to update any forward-looking statements.

Bezalip® SR and Soriatane® are registered trademarks and under license from Actavis Group PTC ehf. Cambia® is a registered trademark and under license from Depomed, Inc. Collatamp® G is a registered trademark and under license EUSA Pharma (Europe) Limited. Visken® and Viskazide® are registered trademarks under license with Novartis AG.

For further information on Tribute visit the Company's website: http://www.tributepharma.com

Contacts:

Tribute Pharmaceuticals Canada Inc. Scott Langille
CFO
905-876-3166
scott.langille@tributepharma.com

Christina Cameron
BND Projects Inc.
christina@clcameron.com

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at March 31, 2015	As at December 31, 2014
ASSETS
Current
Cash and cash equivalents	$5,550,766	$3,505,791
Accounts receivable, net of allowance of $nil (December 31, 2014 - $nil) (Note 16 d)	3,124,207	2,145,319
Inventories (Note 2)	1,193,968	1,037,387
Taxes recoverable	119,062	130,623
Loan receivable	15,814	15,814
Prepaid expenses and other receivables (Note 3)	227,722	187,279
Current portion of debt issuance costs, net (Note 6)	139,758	128,134
Other current asset (Note 17)	43,400	-
Total current assets	10,414,697	7,150,347
Property, plant and equipment, net (Note 4)	978,956	1,012,285
Intangible assets, net (Note 5)	40,464,367	40,958,870
Goodwill	3,599,077	3,599,077
Debt issuance costs, net (Note 6)	366,404	359,161
Total assets	$55,823,501	$53,079,740

LIABILITIES
Current
Accounts payable and accrued liabilities	$4,287,067	$4,344,606
Current portion of long term debt (Note 6)	1,525,656	1,319,030
Warrant liability (Note 7 c)	5,359,374	3,107,880
Total current liabilities	11,172,097	8,771,516
Long term debt (Note 6)	15,260,858	13,967,493
Total liabilities	26,432,955	22,739,009

Contingencies and commitments (Notes 6 and 10)

SHAREHOLDERS’ EQUITY
Capital Stock
AUTHORIZED
Unlimited Non-voting, convertible redeemable and retractable preferred shares with no par value
Unlimited Common shares with no par value
ISSUED (Note 7 a)
Common shares 99,907,488 (December 31, 2014 – 94,476,238)	45,022,189	41,182,630
Additional paid-in capital options (Note 7 b)	3,061,924	2,713,605
Warrants (Note 7 c)	6,347,349	6,347,349
Accumulated other comprehensive income (Note 17)	43,400	-
Deficit	(25,084,316)	(19,902,853)
Total shareholders’ equity	29,390,546	30,340,731
Total liabilities and shareholders’ equity	$55,823,501	$53,079,740

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF OPERATIONS,
COMPREHENSIVE LOSS AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)
	For the Three Month Periods Ended March 31
	2015	2014
Revenues
Licensed domestic product net sales	$2,521,080	$2,276,383
Other domestic product sales	2,601,622	734,779
International product sales	469,595	463,978
Royalty and licensing revenues	-	18,414
Total revenues (Notes 11 and 14)	5,592,297	3,493,554

Cost of Sales
Licensor sales and distribution fees	1,452,064	1,413,043
Cost of products sold	575,246	345,864
Total Cost of Sales	2,027,310	1,758,907
Gross Profit	3,564,987	1,734,647
Expenses
Selling, general and administrative (Notes 7 b, 12 and 15)	3,325,922	3,222,661
Amortization of assets	621,623	290,352
Total operating expenses	3,947,545	3,513,013
Loss from operations	(382,558)	(1,778,366)

Non-operating income (expenses)
Gain on derivative instrument (Note 17)	-	200,000
Change in warrant liability (Notes 7 c and 16 b)	(2,695,600)	(1,411,774)
Unrealized foreign currency exchange on debt (Note 17)	(1,433,456)	-
Accretion expense (Note 6)	(73,999)	(31,118)
Interest income	125	372
Interest expense	(595,975)	(267,292)
Net loss for the period	$(5,181,463)	$(3,288,178)
Unrealized gain loss on derivative instrument, net of tax (Note 17)	43,400	(103,488)
Net loss and comprehensive (loss) for the period	$(5,138,063)	$(3,391,666)
Deficit, beginning of period	(19,902,853)	(14,295,911)
Deficit, end of period	$(25,084,316)	$(17,584,089)
Loss per share (Note 8) – Basic and diluted	$(0.05)	$(0.06)
Weighted Average Number of Common Shares – Basic	96,685,405	51,420,127
Weighted Average Number of Common Shares - Diluted	96,685,405	51,420,127

TRIBUTE PHARMACEUTICALS CANADA INC.
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)
For the Periods Ended March 31,
	For Three Month Periods Ended
	2015	2014
Cash flows from (used in) operating activities
Net loss	$(5,181,463)	$(3,288,178)
Items not affecting cash:
Amortization	644,458	295,128
Changes in warrant liability (Note 7 c)	2,695,600	1,411,774
Stock-based compensation (Note 7 b)	348,320	117,133
Accretion expense	73,999	31,118
Paid-in common shares for services	-	211,812
Change in non-cash operating assets and liabilities (Note 9)	(1,221,890)	(796,497)
Cash flows (used in) operating activities	(2,640,976)	(2,017,710)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(4,972)	(4,353)
Increase in patents and licensing agreements	(85,210)	(16,593)
Cash flows (used in) investing activities	(90,182)	(20,946)
Cash flows from (used in) financing activities
Financing costs deferred	-	(128,181)
Long term debt issued (Note 6)	-	2,211,000
Common shares issued (Note 7 a)	3,395,453	-
Cash flows from financing activities	3,395,453	2,082,819

Changes in cash and cash equivalents	664,295	44,163
Change in cash and cash equivalents due to changes in foreign exchange	1,380,680	215,706
Cash and cash equivalents, beginning of period	3,505,791	2,813,472
Cash and cash equivalents, end of period	$5,550,766	$3,073,341

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